CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Aquila Three Peaks High Income Fund and to the use of our report dated February 28, 2008 on the financial statements and financial highlights of the Aquila Three Peaks High Income Fund. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                              TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 29, 2008